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                                                                    EXHIBIT 4.02

                              AMENDMENT NUMBER ONE
                         TO LOAN AND SECURITY AGREEMENT


         THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated effective as of August 12, 1999 is entered into by and among Grant Geophysical, Inc., a Delaware corporation ("Borrower"), Foothill Capital Corporation, a California corporation ("Foothill"), and Elliott Associates, L.P., a Delaware limited partnership ("EALP"), in light of the following:

         WHEREAS, Borrower, EALP and Foothill are parties to that certain Loan and Security Agreement (the "Loan and Security Agreement") dated as of May 11, 1999; and

         WHEREAS, Borrower and EALP have requested that certain provisions of the Loan and Security Agreement be amended, and Foothill has agreed to amend such provisions in accordance with the terms hereof, so as to provide for the following:

                  (a) the inclusion of cash proceeds from issuance of preferred stock in the calculation of EBITDA of Borrower, and

                  (b) the allowance of EALP to receive interest payments on subordinated indebtedness of Borrower purchased by EALP.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

         1. Definitions. Initially capitalized terms used herein have the meanings defined in the Loan and Security Agreement unless otherwise defined herein.

                  "Subordinated Notes" means the 9-3/4% Senior Notes due 2008 issued by Borrower on February 18, 1998, in the aggregate principal amount of $100,000,000.

         2. Amendment to the Definition of EBITDA. Section 1.1 of the Loan and Security Agreement is hereby amended by amending the definition of "EBITDA" to read in full as follows:

                  "EBITDA" of any Person for any period shall mean the sum of.

                   (a) the net income (or net loss) from operations of such Person and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period, without giving effect to any extraordinary or unusual gains (losses) or gain, (losses) from the sale of assets (other than the sale of assets in the ordinary course of business) or unrealized currency gains (losses); plus



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                   (b) the amount of any cash equity investment in such Person for such period, including any cash equity investment made in consideration for the issuance of preferred stock of such Person; plus

                   (c) to the extent that any of the items referred to in any of clauses (i) through (iii) below were deducted in calculating such net income:

                            (i) consolidated interest expense of such Person for
                   such period;

                            (ii) income tax expense of such Person and its
                   Subsidiaries with respect to their operations for such period; and

                            (iii) the amount of all non-cash charges (including,
                   without limitation, depreciation and amortization), if any, of such Person and its Subsidiaries for such period.

         3. Amendment to Certain Provisions Regarding Subordination by EALP.
Section 17.16 of the Loan and Security Agreement is hereby amended by deleting subsection (d) thereof in its entirety and adding and inserting in its place the following new subsection (d):

                   (d) If any money or other property (except for payments of interest on the EALP Term Note and interest on the Subordinated Notes owned and held by EALP, as such interest accrues and becomes due and payable prior to the occurrence of a Default) is received by EALP for application on the EALP Obligations before the Foothill are paid in full, in cash, EALP will hold such money and other property in trust for Foothill and, promptly after receipt, deliver such money and other property to Foothill. After the occurrence and during the continuance of a Default, then the exception for payments of interest on the EALP Term Note and on the Subordinated Notes owned and held by EALP, which exception is set forth parenthetically in the preceding sentence, shall not apply. Upon cure of the Default within the period(s) of time provided for in Article 8, above, then EALP may receive payments of interest on the EALP Term Note and interest on the Subordinated Notes owned and held by EALP, as such interest accrues and becomes due and payable.

         4. Representations and Warranties. Borrower hereby represents and warrants to Foothill as follows:

                  (a) The execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval or notice to or action be, any Person in order to be effective and enforceable.

                  (b) The Loan and Security Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defenses counterclaim or offset.

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         5. Consent Regarding Rising Star Receivable. Reference is made to that certain Account (the "Rising Star Receivable") owing to Borrower by Rising Star Energy, Limited Partnership #1 ("Rising Star") on a geological survey in Midland and Upton Counties, Texas, involving phases of a survey identified as "Azalea," "South Azalea," and "Azalea Extension," all as more further described in Supplemental Agreement No. 1, dated September 24, 1998, between Borrower and Rising Star. Foothill and EALP agree to subordinate the security interest in the Rising Star Receivable granted under the Loan and Security Agreement to the interest of a transferee and/or factor of the Rising Star Receivable, who provides value to Borrower in exchange for such transfer and or factoring of the Rising Star Receivable.

         6.       Miscellaneous.

         (a) Except as herein expressly amended, all terms, covenants and provisions of the Loan and Security Agreement are and shall remain in full force and effect and all references therein to the Loan and Security Agreement shall henceforth refer to the Loan and Security Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Loan and Security Agreement.

         (b) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts.

         (c) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         (d) This Amendment, together with the Loan and Security Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in writing executed by both of the parties hereto.

         (e) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan and Security Agreement, respectively.



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         IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth above.


                                       GRANT GEOPHYSICAL, INC.
                                       a Delaware corporation


                                       By:
                                          --------------------------------------
                                                Mike Keirnan
                                                Vice President



                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation, as Agent and
                                       as a Lender


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------



                                       ELLIOTT ASSOCIATES, L.P.
                                       a Delaware limited partnership


                                       By:
                                          --------------------------------------
                                                Paul E. Singer,
                                                General Partner















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